Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
SECOND QUARTER 2022 EPS OF $(0.70) PER SHARE;
AND FFO OF $1.87 PER SHARE

Financial and Operating Highlights
•Net loss attributable to common stockholders of $0.70 per share for the second quarter of 2022 as compared to net income of $1.56 per share for the same period in 2021.
•Funds from operations, or FFO, of $1.87 per share for the second quarter of 2022, net of a $6.2 million, or $0.09 per share, fair value adjustment for marketable securities, as compared to $1.60 per share for the same period in 2021. FFO for the second quarter of 2022 included $4.7 million, or $0.07 per share, of fee income related to the acquisition of 450 Park Avenue and $5.0 million, or $0.07 per share, of income related to the resolution of the Company's investment in 1591-1597 Broadway.
•Signed 39 Manhattan office leases covering 188,822 square feet in the second quarter of 2022 and 76 Manhattan office leases covering 1,009,811 square feet for the first six months of 2022. The mark-to-market on signed Manhattan office leases was 3.2% lower for the second quarter and 12.1% lower for the first six months of 2022 than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income, or NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased by 6.7% for the second quarter of 2022 and increased by 7.8% for the first six months of 2022 as compared to the same period in 2021, excluding lease termination income.
•Manhattan same-store office occupancy was 92.0% as of June 30, 2022, inclusive of leases signed but not yet commenced.
Investing Highlights
•Closed on the previously announced acquisition of 450 Park Avenue for $445.0 million in a newly formed joint venture with institutional investors from South Korea and Israel. SL Green retained a 25.1% interest in the property. The partnership financed the acquisition with a $267.0 million senior mortgage financing, which has a term of up to 5 years and bears interest at a floating rate of 2.10% over Term SOFR.
•Closed on the sale of the vacant office condominium at 609 Fifth Avenue to a domestic investor for a gross sales price of $100.5 million. The transaction generated net cash proceeds to the Company of $97.2 million.
•Conveyed 1591-1597 Broadway for a gross sales price of $121.0 million. The transaction generated net cash proceeds to the Company of $120.9 million.

Financing Highlights
•Closed on the refinancing of 100 Church Street. The new $370.0 million mortgage loan, which replaces the previous $197.8 million mortgage, has a term of up to 5 years and bears interest at a floating rate of 2.00% over Term SOFR.
ESG Highlights
•Received a 2022 ENERGY STAR Partner of the Year Sustained Excellence Award, the highest level of U.S. Environmental Protection Agency (EPA) recognition, for the fifth consecutive year. Less than one percent of 18,000 U.S. Environmental Protection Agency (EPA) partners achieve the Sustained Excellence distinction.
NEW YORK, July 20, 2022 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported a net loss attributable to common stockholders for the quarter ended June 30, 2022 of $43.9 million, or $0.70 per share, as compared to net income of $105.3 million, or $1.56 per share, for the same quarter in 2021. Net loss attributable to common stockholders for the second quarter of 2022 included $70.7 million, or $1.02 per share, of net losses from the sale of real estate interests and non-cash fair value adjustments, as compared to $108.0 million, or $1.51 per share, of net gains from the sale of real estate interests and non-cash fair value adjustments for the same period in 2021.
The Company also reported net loss attributable to common stockholders for the six months ended June 30, 2022 of $36.1 million, or $0.58 per share, as compared to net income of $97.9 million, or $1.44 per share, for the same period in 2021. Net loss attributable to common stockholders for the six months ended June 30, 2022 included $71.7 million, or $1.03 per share, of net losses recognized from the sale of real estate interests and non-cash fair value adjustments. Net income for the six months ended June 30, 2021 included $88.4 million, or $1.23 per share, of net gains recognized from the sale of real estate interests and non-cash fair value adjustments.
The Company reported FFO for the quarter ended June 30, 2022 of $128.8 million, or $1.87 per share, net of a $6.2 million, or $0.09 per share, fair value adjustment for marketable securities, as compared to FFO for the same period in 2021 of $117.7 million, or $1.60 per share. FFO for the second quarter of 2022 included $4.7 million, or $0.07 per share, of fee income related to the acquisition of 450 Park Avenue and $5.0 million, or $0.07 per share, of income related to the resolution of the Company's investment in 1591-1597 Broadway.
The Company also reported FFO for the six months ended June 30, 2022 of $244.5 million, or $3.52 per share, net of a $6.2 million, or $0.09 per share, fair value adjustment for marketable securities, as compared to FFO for the same period in 2021 of $246.0 million, or $3.33 per share. FFO for the six months ended June 30, 2022 included $4.7 million, or $0.07 per share, of fee income related to the acquisition of 450 Park Avenue and $5.0 million, or $0.07 per share, of income related to the resolution of the Company's investment in 1591-1597 Broadway.
All per share amounts are presented on a diluted basis.

Operating and Leasing Activity
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 9.2% for the second quarter of 2022, or 6.7% excluding lease termination income, as compared to the same period in 2021.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 10.6% for the six months ended June 30, 2022, or 7.8% excluding lease termination income, as compared to the same period in 2021.
During the second quarter of 2022, the Company signed 39 office leases in its Manhattan office portfolio totaling 188,822 square feet. The average lease term on the Manhattan office leases signed in the second quarter of 2022 was 6.0 years and average tenant concessions were 4.6 months of free rent with a tenant improvement allowance of $43.16 per rentable square foot, excluding leases signed at One Vanderbilt Avenue. Twenty-three leases comprising 125,240 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $82.22 per rentable square foot, representing a 3.2% decrease over the previous fully escalated rents on the same office spaces.
During the first six months of 2022, the Company signed 76 office leases in its Manhattan office portfolio totaling 1,009,811 square feet. The average lease term on the Manhattan office leases signed in the first six months of 2022 was 8.8 years and average tenant concessions were 10.0 months of free rent with a tenant improvement allowance of $90.25 per rentable square foot, excluding leases signed at One Vanderbilt Avenue and One Madison Avenue. Forty-six leases comprising 525,850 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $69.94 per rentable square foot, representing a 12.1% decrease over the previous fully escalated rents on the same office spaces. Excluding one lease covering 236,026 square feet at 100 Park Avenue, the replacement leases had average starting rents representing a 0.2% decrease over the previous fully escalated rents.
Occupancy in the Company's Manhattan same-store office portfolio was 92.0% as of June 30, 2022, inclusive of 163,001 square feet of leases signed but not yet commenced, as compared to 92.7% at the end of the previous quarter.

Significant leases signed in the second quarter include:
•Early renewal with Berkeley Research Group for 34,640 square feet at 810 Seventh Avenue;
•Early renewal with Permanent Mission to the Republic of Poland to the United Nations for 17,890 square feet at 750 Third Avenue;
•New lease with Grassi & Co., Certified Public Accountants P.C. for 11,779 square feet at 750 Third Avenue;
•Two new leases totaling 16,793 square feet at 10 East 53rd Street; and
•Two new leases totaling 8,471 square feet at One Vanderbilt Avenue.
Investment Activity
To date in 2022, the Company has repurchased 2.0 million shares of its common stock and redeemed 0.2 million units of its Operating Partnership, or OP units, bringing total repurchases and redemptions to 38.1 million shares of common stock and 2.0 million OP units under the previously announced $3.5 billion share repurchase program. The Company did not repurchase any shares of common stock during the second quarter of 2022.
In June, the Company closed on the previously announced acquisition of 450 Park Avenue for $445.0 million in a newly formed joint venture with institutional investors from South Korea and Israel. SL Green retained a 25.1% interest in the property. The partnership financed the acquisition with a $267.0 million senior mortgage financing, which has a term of up to 5 years, and bears interest at a floating rate of 2.10% over Term SOFR. The 337,000 SF 33-story building is located at the corner of 57th Street and Park Avenue and is currently leased to several high-end boutique financial services and luxury tenants, including Banco Bradesco, BDT Capital Partners and Oxford Properties. In addition, the coveted corner retail location will soon be home to Aston Martin's first ever Manhattan showroom.
In June, the Company closed on the sale of the vacant office condominium at 609 Fifth Avenue to a domestic investor for a gross sales price of $100.5 million. The transaction generated net cash proceeds to the Company of $97.2 million.
In May, the Company conveyed the fee position in 1591-1597 Broadway for $121.0 million, equating to the value at which SL Green acquired the property in September 2021. The transaction generated net cash proceeds to the Company of $120.9 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity ("DPE") portfolio was $1.13 billion at June 30, 2022. The portfolio had a weighted average current yield of 7.2%, or 9.2% excluding the effect of $238.7 million of investments that are on non-accrual. During the second quarter, no investments were sold or repaid and the Company did not originate or acquire any new investments.

Financing Activity
In June, the Company closed on the refinancing of 100 Church Street. The new $370.0 million mortgage loan, which replaces the previous $197.8 million mortgage, has a term of up to 5 years, and bears interest at a floating rate of 2.00% over Term SOFR.
ESG
In May, the Company announced that it has received a 2022 ENERGY STAR Partner of the Year Sustained Excellence Award for the fifth consecutive year. This award honors organizations across the United States that have implemented distinguished corporate energy management programs. Less than one percent of 18,000 U.S. Environmental Protection Agency (EPA) partners achieve the Sustained Excellence distinction.
The U.S. Department of Energy and EPA awarded SL Green this award, the highest level of EPA recognition, for its extensive tenant outreach on energy efficiency, educational programs and widespread promotion of ENERGY STAR tools and best practices. As a continued leader in this space, SL Green achieved ENERGY STAR labels for 11 buildings across its industry-leading portfolio in 2021, representing an impressive 12% of all ENERGY STAR labels in Manhattan.
Dividends
In the second quarter of 2022, the Company declared:
•Three monthly ordinary dividends on its outstanding common stock of $0.3108 per share, which were paid on May 16, June 15, and July 15, 2022, equating to an annualized dividend of $3.73 per share of common stock; and
•Quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period April 15, 2022 through and including July 14, 2022, which was paid on July 15, 2022 and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, July 21, 2022, at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”

Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of June 30, 2022, SL Green held interests in 64 buildings totaling 34.4 million square feet. This included ownership interests in 26.3 million square feet of Manhattan buildings and 7.2 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues:	2022	2021	2022	2021

Rental revenue, net	$136,494	$163,916	$272,970	$326,726
Escalation and reimbursement	18,738	20,695	38,293	45,974
Investment income	20,407	20,107	40,295	39,380
Other income	25,806	13,389	37,851	32,129
Total revenues	201,445	218,107	389,409	444,209
Expenses:
Operating expenses, including related party expenses of $3,172 and $5,695 in 2022, and $3,039 and $5,264 in 2021	39,557	43,883	82,140	86,167
Real estate taxes	30,819	43,768	61,566	89,179
Operating lease rent	6,477	6,707	13,041	13,446
Interest expense, net of interest income	14,960	18,960	30,030	42,348
Amortization of deferred financing costs	1,917	3,386	3,865	7,160
Depreciation and amortization	46,914	57,261	93,897	120,257
Transaction related costs	1	3	29	25
Marketing, general and administrative	23,522	22,064	48,298	44,949
Total expenses	164,167	196,032	332,866	403,531

Equity in net loss from unconsolidated joint ventures	(4,550)	(12,970)	(9,265)	(15,834)
Equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate	(131)	8,471	(131)	(4,158)
Purchase price and other fair value adjustment	(6,168)	(1,947)	(6,231)	717
(Loss) gain on sale of real estate, net	(64,378)	98,960	(65,380)	97,572
Depreciable real estate reserves	—	2,545	—	(5,696)
Net (loss) income	(37,949)	117,134	(24,464)	113,279
Net loss (income) attributable to noncontrolling interests in the Operating Partnership	2,813	(6,282)	2,321	(5,806)
Net (income) loss attributable to noncontrolling interests in other partnerships	(3,404)	40	(3,261)	1,539
Preferred unit distributions	(1,599)	(1,823)	(3,246)	(3,669)
Net (loss) income attributable to SL Green	(40,139)	109,069	(28,650)	105,343
Perpetual preferred stock dividends	(3,737)	(3,737)	(7,475)	(7,475)
Net (loss) income attributable to SL Green common stockholders	$(43,876)	$105,332	$(36,125)	$97,868
Earnings Per Share (EPS)
Net (loss) income per share (Basic) (1)	$(0.70)	$1.56	$(0.58)	$1.45
Net (loss) income per share (Diluted) (1)	$(0.70)	$1.56	$(0.58)	$1.44

Funds From Operations (FFO)
FFO per share (Basic) (1)	$1.89	$1.65	$3.57	$3.45
FFO per share (Diluted) (1)	$1.87	$1.64	$3.52	$3.42
FFO per share (Pro forma) (2)	$1.87	$1.60	$3.52	$3.33

Basic ownership interest
Weighted average REIT common shares for net income per share	63,798	66,931	63,987	66,948
Weighted average partnership units held by noncontrolling interests	4,102	4,093	4,112	4,121
Basic weighted average shares and units outstanding (1)	67,900	71,024	68,099	71,069

Diluted ownership interest
Weighted average REIT common share and common share equivalents	64,918	67,579	65,310	67,717
Weighted average partnership units held by noncontrolling interests	4,102	4,093	4,112	4,121
Diluted weighted average shares and units outstanding (1)	69,020	71,672	69,422	71,838
Pro forma adjustment (2)	—	2,055	—	2,061
Pro forma diluted weighted average shares and units outstanding (2)	69,020	73,727	69,422	73,899

(1) During the first quarter of 2022, the Company completed a reverse stock split to mitigate the dilutive impact of stock issued for a special dividend paid primarily in stock. The share-related data has been retroactively adjusted to reflect the reverse stock split.
(2) During the first quarter of 2022, the Company completed a reverse stock split and a special dividend paid primarily in stock. GAAP requires the weighted average common shares outstanding to be retroactively adjusted for all periods presented to reflect the reverse stock split. However, GAAP requires shares issued pursuant to the special dividend be included in diluted weighted average common shares outstanding only from the date on which the special dividend was declared. To facilitate comparison between the periods presented, the Company calculated Pro forma diluted weighted average shares and units outstanding, which includes the shares issued pursuant to the special dividend from the beginning of the 2021 reporting periods.

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30,	December 31,
	2022	2021
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,209,913	$1,350,701
Building and improvements	3,579,961	3,671,402
Building leasehold and improvements	1,666,935	1,645,081
Right of use asset - operating leases	983,723	983,723
	7,440,532	7,650,907
Less: accumulated depreciation	(1,961,766)	(1,896,199)
	5,478,766	5,754,708
Assets held for sale	—	140,855
Cash and cash equivalents	189,360	251,417
Restricted cash	87,701	85,567
Investment in marketable securities	26,260	34,752
Tenant and other receivables	40,909	47,616
Related party receivables	27,293	29,408
Deferred rents receivable	249,998	248,313
Debt and preferred equity investments, net of discounts and deferred origination fees of $2,482 and $5,057 in 2022 and 2021, respectively, and allowances of $6,630 in both 2022 and 2021	1,134,080	1,088,723
Investments in unconsolidated joint ventures	3,074,200	2,997,934
Deferred costs, net	118,829	124,495
Other assets	277,487	262,841
Total assets	$10,704,883	$11,066,629

Liabilities
Mortgages and other loans payable	$1,526,023	$1,399,923
Revolving credit facility	130,000	390,000
Unsecured term loan	1,250,000	1,250,000
Unsecured notes	900,422	900,915
Deferred financing costs, net	(24,840)	(23,808)
Total debt, net of deferred financing costs	3,781,605	3,917,030
Accrued interest payable	11,862	12,698
Accounts payable and accrued expenses	145,237	157,571
Deferred revenue	104,295	107,275
Lease liability - financing leases	103,561	102,914
Lease liability - operating leases	852,614	851,370
Dividend and distributions payable	24,456	187,372
Security deposits	54,696	52,309
Liabilities related to assets held for sale	—	64,120
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	264,876	195,390
Total liabilities	5,443,202	5,748,049

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	334,974	344,252
Preferred units	177,943	196,075

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both June 30, 2022 and December 31, 2021	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 65,362 and 65,132 issued and outstanding (including 1,060 and 1,027 held in Treasury) at June 30, 2022 and December 31, 2021, respectively	655	672
Additional paid-in capital	3,801,272	3,739,409
Treasury stock at cost	(128,655)	(126,160)
Accumulated other comprehensive income (loss)	8,595	(46,758)
Retained earnings	779,999	975,781
Total SL Green Realty Corp. stockholders’ equity	4,683,798	4,764,876
Noncontrolling interests in other partnerships	64,966	13,377
Total equity	4,748,764	4,778,253
Total liabilities and equity	$10,704,883	$11,066,629

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Funds From Operations (FFO) Reconciliation:	2022	2021	2022	2021

Net (loss) income attributable to SL Green common stockholders	$(43,876)	$105,332	$(36,125)	$97,868
Add:
Depreciation and amortization	46,914	57,261	93,897	120,257
Joint venture depreciation and noncontrolling interest adjustments	61,030	59,485	121,462	115,187
Net income attributable to noncontrolling interests	591	6,242	940	4,267
Less:
Loss (gain) on sale of real estate, net	(64,378)	98,960	(65,380)	97,572
Equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate	(131)	8,471	(131)	(4,158)
Purchase price and other fair value adjustments	—	—	—	2,664
Depreciable real estate reserves	—	2,545	—	(5,696)
Depreciation on non-rental real estate assets	415	672	1,136	1,199
FFO attributable to SL Green common stockholders and unit holders	$128,753	$117,672	$244,549	$245,998

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Operating income and Same-store NOI Reconciliation:	2022	2021	2022	2021

Net (loss) income	$(37,949)	$117,134	$(24,464)	$113,279
Equity in net loss (gain) on sale of interest in unconsolidated joint venture/real estate	131	(8,471)	131	4,158
Purchase price and other fair value adjustments	6,168	1,947	6,231	(717)
Loss (gain) on sale of real estate, net	64,378	(98,960)	65,380	(97,572)
Depreciable real estate reserves	—	(2,545)	—	5,696
Depreciation and amortization	46,914	57,261	93,897	120,257
Interest expense, net of interest income	14,960	18,960	30,030	42,348
Amortization of deferred financing costs	1,917	3,386	3,865	7,160
Operating income	96,519	88,712	175,070	194,609

Equity in net loss from unconsolidated joint ventures	4,550	12,970	9,265	15,834
Marketing, general and administrative expense	23,522	22,064	48,298	44,949
Transaction related costs, net	1	3	29	25
Investment income	(20,407)	(20,107)	(40,295)	(39,380)
Non-building revenue	(20,428)	(8,027)	(21,877)	(12,488)
Net operating income (NOI)	83,757	95,615	170,490	203,549

Equity in net loss from unconsolidated joint ventures	(4,550)	(12,970)	(9,265)	(15,834)
SLG share of unconsolidated JV depreciation and amortization	59,325	58,537	117,455	113,812
SLG share of unconsolidated JV interest expense, net of interest income	47,336	34,274	92,573	67,701
SLG share of unconsolidated JV amortization of deferred financing costs	2,894	3,545	5,784	6,430
SLG share of unconsolidated JV loss on early extinguishment of debt	318	941	318	941
SLG share of unconsolidated JV investment income	(307)	(314)	(610)	(610)
SLG share of unconsolidated JV non-building revenue	(2,418)	(599)	(2,858)	(2,186)
NOI including SLG share of unconsolidated JVs	186,355	179,029	373,887	373,803

NOI from other properties/affiliates	(33,387)	(29,700)	(65,629)	(77,093)
Same-store NOI	152,968	149,329	308,258	296,710

Ground lease straight-line adjustment	204	204	408	408
SLG share of unconsolidated JV ground lease straight-line adjustment	192	232	385	465
Straight-line and free rent	(1,099)	(4,533)	(3,042)	(5,149)
Amortization of acquired above and below-market leases, net	13	(100)	(48)	(195)
SLG share of unconsolidated JV straight-line and free rent	2,718	(2,397)	4,999	(10,052)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(4,457)	(4,816)	(9,053)	(9,103)
Same-store cash NOI	$150,539	$137,919	$301,907	$273,084

Lease termination income	(495)	(1,095)	(663)	(1,100)
SLG share of unconsolidated JV lease termination income	(4,328)	(247)	(8,380)	(254)
Same-store cash NOI excluding lease termination income	$145,716	$136,577	$292,864	$271,730

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
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